UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REVENUESHARES ETF TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware (State of incorporation or organization)	See Next Page (I.R.S. Employer Identification No.)

2005 Market Street, Suite 2020, Philadelphia, PA (Address of principal executive offices)	19103 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class Name of each exchange on which to be so registered each class is to be registered Shares of beneficial interest, no par value NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None (Title of class)

Item 1. Descriptions of Registrant’s Securities to be Registered.

     A description of the shares of beneficial interest, no par value, of RevenueShares ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration

Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), which description is incorporated herein by reference.

     The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

RevenueShares Financials Sector Fund	26-3117463
RevenueShares ADR Fund	26-3117386
RevenueShares Navellier Overall A-100 Fund	26-3117439

Item 2.     Exhibits

     1. The Trust’s Second Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), as filed with the Securities and Exchange Commission via EDGAR on February 13, 2008.

     2. The Trust’s Amended and Restated By-laws are incorporated herein by reference to Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), as filed with the Securities and Exchange Commission via EDGAR on February 13, 2008.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 7th day of November, 2008.

REVENUESHARES ETF TRUST

By: /s/ Vincent T. Lowry
Name: Vincent T. Lowry
Title: President